PRESS RELEASE	Contact:	Victor M. Perez, CFO
Allis-Chalmers Energy
713-369-0550
FOR IMMEDIATE RELEASE
Lisa Elliott, Sr. VP
DRG&E/ 713-529-6600
ALLIS-CHALMERS ENERGY REPORTS
ANOTHER RECORD QUARTER
3rd quarter income from operations increased 441% to $19.1 million
3rd quarter net income increased 770% to $11.3 million, or $0.50 per diluted share
HOUSTON, TEXAS, November 7, 2006 — Allis-Chalmers Energy Inc. (AMEX: ALY) today announced record results for the three months ended September 30, 2006.
     Revenues for the third quarter 2006 rose 197% to $85.7 million compared to $28.9 million for the third quarter of 2005. The increase in revenues was driven by numerous factors, including the successful integration of recent acquisitions; organic growth due to investments we have made in new equipment, operating locations and personnel; and an expanding customer base resulting from increased demand for our products and services.
     Income from operations grew 441% to $19.1 million for third quarter 2006, from $3.5 million in last year’s third quarter. EBITDA increased 363% to $25.2 million for the third quarter of 2006, from $5.4 million in the third quarter of 2005. EBITDA is a non-GAAP item, and we provide additional information and discussion regarding EBITDA later in this release.
     Net income for the third quarter of 2006 attributed to common shares increased 770% to $11.3 million, or $0.50 per diluted share, compared to net income of $1.3 million, or $0.08 per diluted share, in the third quarter of 2005. Weighted average shares of common stock outstanding on a diluted basis increased 35% to 22.5 million shares for the third quarter of 2006 from 16.6 million shares for the third quarter of 2005.
     Micki Hidayatallah, Allis-Chalmers’ Chairman and Chief Executive Officer stated, “The third quarter was another record quarter for our company. We continued to effectively integrate acquisitions that we had made earlier in the year and increased capacity utilization and profitability. In the fourth quarter, we announced the acquisition of Petro-Rentals, Incorporated, and the execution of a definitive agreement to acquire substantially all of the assets of Oil & Gas Rental Services, Inc. We anticipate that these acquisitions will help balance our drilling and production activities, as well as substantially increase the operating profit from our rental and services segments. Both Petro-Rentals and Oil & Gas are leaders in the markets they serve and have excellent reputations for the quality and integrity of their services.”

     Revenue for the first nine months of 2006 rose 169% to $193.2 million, compared to $71.8 million for the first nine months of 2005. Income from operations grew to $43.6 million in 2006 from $8.7 million during the comparable nine months in 2005, representing a 402% increase. Net income for the first nine months of 2006 rose 446% to $25.3 million, or $1.25 per diluted share, from net income of $4.6 million or $0.30 per diluted share in the first nine months of 2005. Weighted average shares of common stock outstanding on a diluted basis increased 29% to 20.2 million shares for the nine month period of 2006 from 15.6 million shares for the first nine months of 2005.
     Segment Results:
•	Directional Drilling. Operating income for our directional drilling services business segment increased 202% to $5.1 million from $1.7 million in the third quarter of 2005. Operating margin for this segment grew to 27 % in the third quarter of 2006, compared to 15% during the comparable quarter last year. We continue to benefit from strong demand for our directional drilling services, as well as an improved pricing environment. We also continue to benefit from the investments we made in six additional measurement-while-drilling kits, new operations in West Texas and Oklahoma and the acquisition of Target Energy, Inc., which we purchased in August 2005. In addition, we expanded our capacity by attracting and retaining experienced drillers, as well as adding additional sales personnel.

•	Rental Tools. Operating income in our rental tools business segment rose to $6.6 million during the third quarter of 2006 from $454,000 in last year’s third quarter, as revenue during the third quarter grew to $13.2 million, compared to $1.6 million in last year’s third quarter. The increase in our rental tools revenues and operating income was primarily due to our expanded inventory of quality rental tools and acquisition of Specialty Rental Tools, Inc., which we acquired in January 2006. We continue to focus on enhancing our utilization rates, developing enhanced marketing programs, and integrating our growing base of quality rental tools.

•	International Drilling. Operating income from our newest segment was $4.1 million on revenues of $23.9 million. On August 14, 2006 we acquired DLS Drilling, Logistics & Services Corporation, which gave us an entry point into the South American drilling, workover and production services business.

•	Casing & Tubing. Operating income for our casing and tubing services business segment increased to $3.7 million in the third quarter of 2006 from $1.3 million in the comparable quarter last year due to investments made in additional equipment, the positive effect of the acquisition of Rogers Oil Tool Services, Inc. and improved year-over-year market conditions. Revenue from domestic operations increased to $12.3 million in the third quarter of 2006 from $3.8 million in the same quarter of 2005, due to our increased market penetration for our services. Revenues from operations in Mexico also increased to $1.5 million for the third quarter of 2006, compared to $1.3 million in the third quarter of 2005.

•	Compressed Air Drilling. Operating income from our compressed air drilling business segment increased to $3.2 million in the 2006 third quarter from $1.8 million in the comparable 2005 period. This segment continues to post strong growth due to an improved pricing environment, investments made in additional equipment and the effective integration of the air drilling assets acquired in July 2005.

•	Production Services. Operating income in our production services division was $119,000, in the third quarter of 2006 up from a loss of $128,000 in the third quarter of 2005. The improvement in operating income was due to an enhanced pricing environment and improved utilization of our equipment.
Conference Call:
     We will host a conference call to discuss our 2006 third quarter financial results and recent developments at 11:00 a.m. Eastern (10:00 a.m. Central) today, November 7, 2006. To participate in the call, please log on to www.alchenergy.com or dial (303) 275-2170 and ask for the Allis-Chalmers call at least 10 minutes prior to the start time. For those who cannot listen to the live call, a telephonic replay will be available through November 14, 2006, and may be accessed by calling (303) 590-3000 and using the pass code 11074523#. A web cast archive will also be available at www.alchenergy.com shortly after the call is concluded.
About Allis-Chalmers
Allis-Chalmers Energy Inc., is a Houston based multi-faceted oilfield services company that provides services and equipment to oil and natural gas exploration and production companies throughout the United States, including Texas, Louisiana, New Mexico, Colorado, Oklahoma, Mississippi, Utah, Wyoming, the Gulf of Mexico, and internationally primarily in Argentina and Mexico. We provide directional and horizontal drilling services, rental of specialized tools for onshore and offshore drilling, completion and workover operations, casing and production tubing installation, compressed air drilling services, and workover services with capillary and coiled tubing units. In Argentina, we are a leading provider of drilling, completion, repair and related services. For more information, visit our website at http://www.alchenergy.com or request future press releases via email at http://www.b2i.us/irpass.asp?BzID=1233&to=ea&s=0.
Forward- Looking Statements
This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding our business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.
Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which we operate, competition, obsolescence of products and services, our ability to obtain financing to support our operations, environmental and other casualty risks, and the effect of government regulation. Further information about the risks and uncertainties that may affect us are set forth in our most recent filings on Form 10-K (including without limitation in the “Risk Factors” section) and in our other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.
Use of EBITDA & Regulation G Reconciliation
This press release contains references to EBITDA, a non-GAAP financial measure that complies with federal securities regulations when it is defined as net income (the most directly comparable GAAP financial measure) before interest, taxes, depreciation and amortization. We define EBITDA accordingly for the purposes of this press release. However, EBITDA, as used and defined by Allis-Chalmers, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, we believe EBITDA is useful to an investor in evaluating our operating performance because this measure:
•	is widely used by investors in the energy industry to measure a company’s operating performance without regard to the items excluded from EBITDA, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

•	helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from our operating results; and

•	is used by our management for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting, as a component for setting incentive compensation and to assess compliance in financial ratios, among others.
There are significant limitations to using EBITDA as a measure of performance, including the inability to analyze the effect of recurring and non-recurring items that are excluded from EBITDA and materially affect net income or loss, results of operations, and the lack of compatibility of the results of operations of different companies.
Reconciliations of this financial measure to net income, the most directly comparable GAAP financial measure, are provided in the table below.
Reconciliation of EBITDA to GAAP Net Income

($ in millions)

	For the Three Months Ended
	09/30/06	09/30/05
Net income	11.25	1.29
Depreciation and amortization	6.13	1.84
Interest expense, net	4.66	2.07
Income taxes	3.12	0.23

EBITDA(1)	25.16	5.43

(1)	EBITDA is after a non-cash expense of $0.86 million for the third quarter of 2006 for the expensing of stock options in accordance with SFAS 123R.

ALLIS-CHALMERS ENERGY INC CONSOLIDATED CONDENSED INCOME STATEMENT (in thousands, except per share amounts) (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues	$85,738	$28,908	$193,236	$71,830

Cost of Revenues
Direct costs	51,497	19,280	110,578	47,756
Depreciation	5,448	1,391	12,606	3,397

Total cost of revenues	56,945	20,671	123,184	51,1633

Gross Margin	28,793	8,237	70,052	20,677

General and administrative	9,058	4,261	24,540	10,720
Amortization	681	452	1,954	1,272

Income from operations	19,054	3,524	43,558	8,685

Other income (expense)
Interest, net	(4,660)	(2,064)	(12,085)	(3,230)
Other	(26)	63	(6)	221

Total other income expense	(4,686)	(2,001)	(12,091)	(3,009)

Net income before minority interest and income taxes	14,368	1,523	31,467	5,676

Minority interest in income of subsidiaries	—	—	—	(488)
Provision for income taxes	(3,116)	(230)	(6,197)	(559)

Net income	$11,252	$1,293	$25,270	$4,629

Net income per common share:
Basic	$0.52	$0.09	$1.33	$0.33

Diluted	$0.50	$0.08	$1.25	$0.30

Weighted average shares outstanding:
Basic	21,644	14,985	18,944	14,197

Diluted	22,453	16,601	20,155	15,589

ALLIS-CHALMERS ENERGY INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2006	2005
	(unaudited)
ASSETS

Cash and cash equivalents	$50,311	$1,920
Trade receivables, net	85,156	26,964
Inventory	25,813	5,945
Prepaid expenses and other	6,374	823

Total current assets	167,654	35,652

Property and equipment, net	341,483	80,574
Goodwill	12,417	12,417
Other intangibles assets, net	6,802	6,783
Debt issuance costs, net	8,585	1,298
Other assets	155	631

Total assets	$537,096	137,355

LIABILITIES AND STOCKHOLDERS EQUITY

Current maturities of long-term debt	$8,493	$5,632
Trade accounts payable	26,311	9,018
Accrued salaries, benefits and payroll taxes	10,050	1,271
Accrued interest	4,950	289
Accrued income taxes	2,901	668
Accrued expenses	13,853	3,682
Accounts payable, related parties	—	60

Total current liabilities	66,558	20,620

Accrued post retirement benefit obligations	304	335
Long-term debt, net of current maturities	262,466	54,937
Other long-term liabilities	27,300	588

Total liabilities	356,628	76,480

Commitments and Contingencies

Stockholders Equity	—	—
Preferred stock	—	—
Common stock	246	169
Capital in excess of par value	153,135	58,889
Retained earnings	27,087	1,817

Total stockholders equity	180,468	60,875

Total liabilities and stockholders equity	$537,096	$137,355

ALLIS-CHALMERS ENERGY INC.
SEGMENT INFORMATION

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenue
Directional drilling services	$18,962	$11,383	$52,331	$32,218
Rental tools	13,203	1,559	36,331	3,499
International drilling	23,853	—	23,853	—
Casing and tubing services	13,762	5,103	37,790	12,596
Compressed air drilling services	12,000	7,637	32,048	16,684
Production services	3,958	3,226	10,883	6,833

	$85,738	$28,908	$193,236	$71,830

Operating Income (Loss)
Directional drilling services	$5,125	$1,696	$12,097	$5,069
Rental tools	6,575	454	18,881	780
International drilling	4,139	—	4,139	—
Casing and tubing services	3,734	1,336	9,899	4,015
Compressed air drilling services	3,176	1,802	8,617	3,331
Production services	119	(128)	737	(130)
General corporate	(3,814)	(1,636)	(10,812)	(4,380)

	$19,054	$3,524	$43,558	$8,685

Depreciation and Amortization
Directional drilling services	$406	$295	$1,054	$652
Rental tools	1,735	121	5,121	386
International drilling	1,502	—	1,502	—
Casing and tubing services	968	510	2,736	1,418
Compressed air drilling services	821	536	2,236	1,406
Production services	329	279	921	604
General corporate	368	102	990	203

	$6,129	$1,843	$14,560	$4,669

Capital Expenditures
Directional drilling services	$384	$945	$3,789	$2,145
Rental tools	1,715	271	2,816	278
International drilling	3,090	—	3,090	—
Casing and tubing services	2,300	1,373	7,800	3,230
Compressed air drilling services	3,286	915	6,302	2,841
Production services	686	606	1,732	896
General corporate	104	12	282	195

	$11,565	$4,122	$25,811	$9,585

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